LIMITED POWER OF ATTORNEY
The undersigned Director of Meehan Mutual Funds, Inc. (the “Company”), whose signature appears below, hereby makes, constitutes and appoints Thomas P. Meehan, Paul P. Meehan, and R. Jordan Smyth, Jr., and each of them acting individually, to be his true and lawful attorneys and agents, each of them with the power to act without any other and with full power of substitution, to execute, deliver and file in the undersigned capacity as shown below, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, including any and all amendments to the Company’s registration statement, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder in connection with the registration of shares or additional shares of beneficial interest of the Company or any of its series or classes thereof, and the registration of the Company or any of its series under the Investment Company Act of 1940, as amended, including any and all amendments to the Company’s registration statement; and without limitation of the foregoing, the power and authority to sign said Director’s name on his behalf, and said Director hereby grants to said attorney or attorneys, full power and authority to do and perform each and every act and thing whatsoever as said attorney or attorneys may deem necessary or advisable to carry out fully the intent of this Power of Attorney to the same extent and with the same effect as said Director might or could do personally in his or her capacity as aforesaid and said Director ratifies, confirms and approves all acts and things which said attorney or attorneys might do or cause to be done by virtue of this Power of Attorney and his or her signature as the same may be signed by said attorney or attorneys.

Signature	Title	Date

/s/ Andrew Ferrentino	Director	June 30, 2014
Andrew Ferrentino